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TRANSLATION                                                       EXHIBIT 10.13
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                              CONNECTION AGREEMENT


between

               Deutsche Bundespost TELEKOM

               represented by the President of the Board of Telekom who in turn is represented by the Manager of the Telecommunications Office Halle

               - hereinafter called "DBP T" -

and

               Telecable Betriebsgesellschaft Halle mbH, Kreuzvorwerk 22, 4050 Halle

               represented by the Member of the Board/the Managing Director, Mr Olaf Thierling/Mr Peter Leverenz

               - hereinafter called "the Company" -

               for the town of Bitterfeld


On the basis of the Framework Agreement, DBP T and the Company enter into the following Individual Agreement for the connection of the communal antenna installations ("GA") to the broad band distribution network of the DBP T, as described more fully in the attachment hereto.

1. The Company will connect the said GA to the broad band distribution network of the DBP T at the latest 4 weeks after being advised by the DBP T that a corresponding connection is feasible and that the signals can be delivered by the DBP T.

     The re-assembly of the GA (programme increase) must not impede the later marketing of the service cable connection, to be carried out by the Company.

2. The GA will be connected to the handover point/handover points of the DBP T in accordance with the description in the attached planning documentation.

     Connection and operation of the GA will be carried out notwithstanding the authorization regulations in accordance with the General Business Conditions valid at the time of connection which have been made public in every federal state (AGB of the DBP T for the service "cable connection").


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       The amount of remuneration depends upon the respective valid General
       Business Conditions of the DBP T.

3. The DBP T and the Company will endeavour to achieve the best possible area-wide supply of the respective community as far as this is technically practicable and economically justifiable.

       A possible expansion of the GA beyond the established supply area as well as the connection of further GA will be possible in accordance with a corresponding additional agreement.

4. The Company will not terminate the connection of private distribution installations prior to expiration of this Agreement.

5. The extension of the GA will, in principle, be carried out and coordinated at the same time as the extension of the telephone network of the DBP T within the supply area of the GA and also with the later to be connected private broad band distribution installation of the Company to the public broad band distribution network. The extension dates for the GA are to be harmonised with the extension of the telephone network and building measures are to be jointly coordinated. DBP T and the Company will endeavour to make use of the compound advantage for both networks.

       In so far as a direct extension of the telephone network of the DBP T has not yet been determined, however respective provisional measures are to be taken at the time of the GA extension, DBP T undertakes

       - to commission the Company with the laying of telephone cables or with provisional building measures for the telephone network by way of a tender, or

       - to explore further possibilities of compound utilisation in consultation with the Company, or

       - to waive the Company's obligation for coordination under this Agreement.

6. In so far as for this GA an authorization under the Telecommunications Act in view of its size and type is required by the Federal Ministry for Post Office and Telecommunications, and in so far as this Connection Agreement has been executed in a legally binding form, the DBP T will relinquish its own BVN-cabling in this area and thereby create a prerequisite for an authorization of the GA by the Federal Ministry for Post Office and Telecommunications.

7.   There is agreement between the parties that this Agreement must not impede the extension of glass fibre networks by the DBP T and the marketing thereof for the duration of this Agreement and relating to the regional areas being the subject of this Agreement. (see page 3 for precise definition).
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8.   This Agreement is valid for a minimum period of 10 years and will be extended by a respective further year unless it is being terminated by one of the parties six months prior to expiration.


9. Should individual regulations of this Agreement become wholly or partly invalid, the validity of the remaining regulations of this Agreement will not be affected.

       Addendum to item 7. of the Agreement.

       For the duration of this Agreement, Deutsche Bundespost Telekom will not offer the service of cable connections in competition.





Enclosure
Planning documentation for the GA


Halle, 4 November 1992



DBP T                  Company